UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (or Date of Earliest Event Reported): October 23, 2006
Trinsic, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-28467	59-3501119
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of Incorporation or Organization)		Number)
601 South Harbour Island Boulevard, Suite 220
Tampa, Florida 33602
(Address of Principal Executive Offices)
(813) 273-6261
(Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On October 23, 2006, we entered into a definitive agreement to sell approximately 300 of our VoIP (voice over Internet protocol)-based lines to CommX Holdings, Inc., a privately-held provider of business-class voice services using VoIP, headquartered in Tampa, Florida. The lines, located in Tampa, Florida and New York City, represent all of our VoIP-based business. We are also selling portions of our VoIP network. We expect to close the sale within several months pending regulatory approvals. The total purchase price will depend upon the number of lines in service at the time of closing.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: October 27, 2006.

TRINSIC, INC.
BY: /s/ Horace J. Davis, III
Name:	Horace J. Davis, III
Title:	Chief Executive Officer

A signed original of this Form 8-K has been provided to Trinsic, Inc. and will be retained by Trinsic, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.